Exhibit 16(c)

                      BAGELL, JOSEPHS & COMPANY, L.L.C.
                         Certified Public Accountants

                                                             Trenton Office
                            High Ridge Commons             1230 Parkway Avenue
                               Suite 400-403                    Suite 301
                        200 Haddenfield Berlin Road    Trenton, New Jersey 08628
                        Gibbsboro, New Jersey 08026          (609) 883-1881
                  (856) 346-2828   Fax (856) 346-2882       Fax (609) 771-0623



March 20, 2001


United States
Securities and Exchange Commission
Division of Corporate Finance
Office of Small Business Revenue
450 5th St., N.W. - Room 3112
Washington, D.C.  20549

Gentlemen:

We hereby confirm that Bagell, Josephs & Company, LLC, Certified Public Accountants, have been retained and are currently engaged as accountants for Pinnacle Business Management, Inc. and its wholly owned subsidiary, MAS Acquisition XIX Corporation.

Very truly yours,


/s/  Bagell, Josephs, & Company, LLC
Bagell, Josephs, & Company, LLC




           MEMBER OF:     AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                          NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
                          PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                          NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS